                                                                  [EXHIBIT 4(i)]

                      MERRILL LYNCH LIFE INSURANCE COMPANY

                 GUARANTEED MINIMUM DEATH BENEFIT ("GMDB") RIDER

This Rider is part of the Contract to which it is attached (the "Base Contract") and is subject to all the terms and conditions of the Base Contract. The provisions of this Rider control over any contrary provisions of the Base Contract.

If the Contract has Co-Owners, all references to "age" refer to the oldest Owner's age. If the Owner is a non-natural person, all references to Owner shall mean Annuitant.

The GMDB Effective Date is shown on the GMDB Rider page of the Contract Schedule ("GMDB Rider Schedule").

This Rider is only available if, on the GMDB Effective Date, the Owner is not older than the Maximum Age for GMDB Rider. The Maximum Age for GMDB Rider is shown on the GMDB Rider Schedule.

You may not cancel this Rider. It can only be terminated as described in the Termination Provision of this Rider.

This Rider amends the Base Contract as follows:

SECTION 7.1.2 of the Base Contract is replaced in its entirety by the following:

7.1.2 DEATH BENEFIT AMOUNT: The Death Benefit during the Accumulation Period is equal to the greater of:

            (i)   the Contract Value; or

            (ii) the GMDB Base plus the value of Your interest in any Excluded Accounts.

      The amount of the GMDB Base is determined as described on the GMDB Rider Schedule.

      Excluded Accounts are shown on the GMDB Rider Schedule.

      The Death Benefit is determined on the Death Benefit Determination Date described on the GMDB Rider Schedule.

      The Death Benefit may be limited if the conditions described under Death Benefit Limitation on the GMDB Rider Schedule apply.

      If there is a change of Owner of the Base Contract and this Rider continues in effect, the period for calculating the GMDB Base may be reduced as described under GMDB Base on the GMDB Rider Schedule.

ALLOCATION GUIDELINES AND RESTRICTIONS: Additional Allocation Guidelines and Restrictions may apply as described on the GMDB Rider Schedule. The consequences of non-compliance with such Allocation Guidelines and Restrictions are described on the GMDB Rider Schedule.

GMDB CHARGE: The current and maximum GMDB Charge Percentage, how the charge is determined, and when and how it is collected are described on the GMDB Rider Schedule. The current GMDB Charge may change but it will never exceed the maximum GMDB Charge shown on the GMDB Rider Schedule.

TERMINATION: This Rider will terminate upon the earliest of:

      (i) a change of Owner resulting in termination as described under Change of Owner on the GMDB Rider Schedule; or

      (ii) application of all of the Annuity Value to an Annuity Option on the Annuity Date; or

      (iii) receipt of Due Proof of Death (unless from an Eligible Spousal Beneficiary who continues the Base Contract and qualifies for continuation of this Rider); or

      (iv)  termination of the Base Contract.

                                        MERRILL LYNCH LIFE INSURANCE COMPANY

                                        By:      /s/ Lori M. Salvo
                                            ------------------------------------
                                                      Secretary

GMDB RIDER SCHEDULE

GMDB TYPE:                            Maximum Anniversary Value

GMDB EFFECTIVE DATE:                  [January 3, 2005]

MAXIMUM AGE FOR GMDB RIDER:           [75]

GMDB BASE:

            The GMDB Base is equal to the greatest of the anniversary values. [The GMDB Base is limited to [[200]% of Premium payments allocated to, and all amounts transferred into, any [subaccounts] other than Excluded Accounts, less "adjusted" withdrawals] from, and all amounts transferred from, any [subaccounts] other than Excluded Accounts].]

            An anniversary value is equal to (a) plus (b) minus (c), but not less than zero, where:

                  (a) is the Contract Value less the value of Your interest in Excluded Accounts on the GMDB Effective Date or on a Contract Anniversary;

                  (b) is the sum of all Additional Premiums allocated to, and all amounts transferred into, any [subaccounts] other than Excluded Accounts, since that date; and

                  (c) is the sum of all "adjusted" withdrawals from, and all amounts transferred from, any [subaccounts] other than Excluded Accounts, since that date.

            We will calculate an anniversary value on the GMDB Effective Date and on each Contract Anniversary thereafter through the earlier of the GMDB Base Limitation Date and the Owner's date of death (the first Owner to die if the Contract has Co-Owners).

            Each "adjusted" withdrawal is equal to the amount of such withdrawal from any [subaccounts] other than Excluded Accounts multiplied by
            (a) and divided by (b), where:

                  (a)   is the GMDB Base immediately prior to the withdrawal;
                        and

                  (b) is the [Account Value] less any amounts in Excluded Accounts, immediately prior to the withdrawal.

            The GMDB BASE LIMITATION DATE is [the Contract Anniversary on or following the oldest Owner's [80th] birthday.]

            If there is a change of Owner and this Rider continues in effect, the GMDB Base Limitation Date will be reset based on the new Owner's age if the following two conditions apply:

                  (i) on the GMDB Effective Date the new Owner was older than the Owner whose age was used to determine the GMDB Base Limitation Date immediately prior to the change of Owner; and

                  (ii) the GMDB Base Limitation Date immediately prior to the change of Owner is later than the date of the change of Owner.

            The GMDB Base Limitation Date will not be reset to a date which is earlier than the date of the change of Owner.

EXCLUDED ACCOUNTS:

      [None]

            We reserve the right to add or delete a [subaccount] from the list of Excluded Accounts if such [subaccount] is added or deleted as an investment option.


DEATH BENEFIT DETERMINATION DATE:

            The Death Benefit will be determined as of [the date we receive Due Proof of Death of the Owner (the first Owner to die if the Contract has Co-Owners) at Our Service Center. If the Contract has more than one Beneficiary, the Death Benefit will be determined as of the date We receive the first Due Proof of Death.]

DEATH BENEFIT LIMITATION:

            [If an Owner dies within [90 days] of the GMDB Effective Date or within [1 year] of the date of a change of Owner where the life upon which payment of the Death Benefit is based has changed (unless under the Spousal Beneficiary Continuation Option), the Death Benefit will be limited to payment of the Contract Value.]

CHANGE OF OWNER:

            If there is a change of Owner, this Rider will terminate unless the Owner is changed under any of the circumstances described below:

                  [(i) a spouse or a child of the current Owner is added as an Owner and was not older than the Maximum Age for GMDB Rider on the GMDB Effective Date; or

                  (ii) a spouse or a child of the current Owner is removed as an Owner; or

                  (iii) after the ownership change, the life upon which payment of the Death Benefit is based has not changed; or

                  (iv) an Eligible Spousal Beneficiary becomes the Owner and on the Spousal Continuation Date was not older than the Maximum Age for GMDB Rider.]

ALLOCATION GUIDELINES AND RESTRICTIONS:

            [None]

GMDB CHARGE:

                                         Current               Maximum

            GMDB Charge Percentage:      [0.25% annually]      [0.65% annually]

            [The GMDB Charge is calculated on each Monthaversary as follows:

                        (i)   the GMDB Base is determined on the Monthaversary;

                        (ii) that amount is multiplied by the current GMDB Charge Percentage;

                        (iii) the resulting amount is divided by 12.

            The sum of the GMDB Charges calculated on each of the three preceding Monthaversaries is deducted from the Contract Value on each Quarterversary.

            If the GMDB Rider is terminated other than on a Quarterversary, We will deduct from the Contract Value any GMDB Charges calculated on any prior Monthaversary but not yet collected.]

            [The GMDB Charge is deducted from each [subaccount] in the ratio of Your interest in each [subaccount] to Your [Account Value] on the date the charge is collected.]

            The [Contract Value] and Surrender Value are reduced by any GMDB Charges calculated but not yet collected.